                                                                      Exhibit 99

                       HUNTINGTON BANCSHARES INCORPORATED
                       RATIO OF EARNINGS TO FIXED CHARGES
                    (Amounts in thousands, except for ratios)


                                              THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                 SEPTEMBER 30,                     SEPTEMBER 30,
                                          ---------------------------       ---------------------------
                                             2001             2000             2001             2000
                                          ----------       ----------       ----------       ----------
EXCLUDING INTEREST ON DEPOSITS

Income before taxes                       $   50,977       $   67,540       $  135,719       $  352,678
Restructuring and other charges               50,817           50,000          161,782           50,000
                                          ----------       ----------       ----------       ----------
Operating income before taxes                101,794          117,540          297,501          402,678
                                          ----------       ----------       ----------       ----------

Fixed charges:
    Interest expense                          66,065           97,263          236,473          283,957
    Interest factor of rent expense            3,623            3,549           10,773           10,604
                                          ----------       ----------       ----------       ----------

       Total fixed charges                    69,688          100,812          247,246          294,561
                                          ----------       ----------       ----------       ----------

Reported earnings                         $  120,665       $  168,352       $  382,965       $  647,239
                                          ==========       ==========       ==========       ==========
Operating earnings                        $  171,482       $  218,352       $  544,747       $  697,239
                                          ==========       ==========       ==========       ==========

Fixed charges                             $   69,688       $  100,812       $  247,246       $  294,561
                                          ==========       ==========       ==========       ==========

RATIO OF REPORTED EARNINGS
   TO FIXED CHARGES                             1.73 X           1.67 X           1.55 X           2.20 X
RATIO OF OPERATING EARNINGS
   TO FIXED CHARGES                             2.46 X           2.17 X           2.20 X           2.37 X


INCLUDING INTEREST ON DEPOSITS

Income before taxes                       $   50,977       $   67,540       $  135,719       $  352,678
Restructuring and other charges               50,817           50,000          161,782           50,000
                                          ----------       ----------       ----------       ----------
Operating income before taxes                101,794          117,540          297,501          402,678
                                          ----------       ----------       ----------       ----------

Fixed charges:
    Interest expense                         229,047          299,922          754,824          861,478
    Interest factor of rent expense            3,623            3,549           10,773           10,604
                                          ----------       ----------       ----------       ----------

       Total fixed charges                   232,670          303,471          765,597          872,082
                                          ----------       ----------       ----------       ----------

Reported earnings                         $  283,647       $  371,011       $  901,316       $1,224,760
                                          ==========       ==========       ==========       ==========
Operating earnings                        $  334,464       $  421,011       $1,063,098       $1,274,760
                                          ==========       ==========       ==========       ==========

Fixed charges                             $  232,670       $  303,471       $  765,597       $  872,082
                                          ==========       ==========       ==========       ==========

RATIO OF REPORTED EARNINGS
   TO FIXED CHARGES                             1.22 X           1.22 X           1.18 X           1.40 X
RATIO OF OPERATING EARNINGS
   TO FIXED CHARGES                             1.44 X           1.39 X           1.39 X           1.46 X
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